Exhibit 10.14

Annex B

Schedule II

Commitment Amounts

**As of First Amendment Effective Date Immediately Prior to funding of First Amendment Term Loan

Lender	Revolving Commitment Amount	Initial Term Loan Commitment Amount	First Amendment Term Loan Commitment Amount
Truist Bank	$87,500,000	$0	$126,000,000
Bank of America, N.A.	$87,500,000	$0	$126,000,000
Total	$175,000,000	$0	$252,000,000

Outstanding Principal Balances

**As of First Amendment Effective Date Immediately Prior to funding of First Amendment Term Loan

Lender	Revolving Loans	Initial Term Loans	First Amendment Term Loans
Truist Bank	$59,000,000	$24,000,000	$0
Bank of America, N.A.	$59,000,000	$24,000,000	$0
Total	$118,000,000	$48,000,000	$0